Exhibit (m)(2)(ii)

                         NEUBERGER BERMAN EQUITY FUNDS
                                 ADVISOR CLASS
                          PLAN PURSUANT TO RULE 12b-1

                                   SCHEDULE A

         The Advisor Class of the following series of Neuberger Berman Equity Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:

                                          Fee (as a Percentage of Average
         Series                           Daily Net Assets of Advisor Class)
         ------                           ----------------------------------

Neuberger Berman Fasciano Fund                          0.25%

Neuberger Berman Focus Fund                             0.25%

Neuberger Berman Genesis Fund                           0.25%

Neuberger Berman Guardian Fund                          0.25%

Neuberger Berman Manhattan Fund                         0.25%

Neuberger Berman Millennium Fund                        0.25%

Neuberger Berman Partners Fund                          0.25%


         DATED: May 1, 2002